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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                              __________________


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                              __________________

                          RENTAL SERVICE CORPORATION
            (Exact name of registrant as specified in its charter)

              DELAWARE                                    33-0569350
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  6929 E. GREENWAY PARKWAY, SUITE 200
          SCOTTSDALE, ARIZONA                               85254
(Address of Principal Executive Offices)                  (Zip Code)

                              __________________


Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                    Name of exchange on which each
           to be so registered                      class is to be registered
 _____________________________________            ______________________________
 9% Senior Subordinated Notes due 2008             New York Stock Exchange, Inc.



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [ ]


Securities Act registration statement file number to which this form relates: 333-56653


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         Incorporated by reference to the section captioned "Description of Exchange Notes" in the Registrant's Registration Statement (Registration No. 333-56653) on Form S-4, filed with the Securities and Exchange Commission on June 12, 1998 as amended by Amendment No. 1 thereto, filed with the Securities and Exchange Commission on August 20, 1998.


Item 2.  Exhibits
         --------

     1. Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-05949, effective September 18, 1996).

     2. Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-40707, effective December 16, 1997).

     3. Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to the Registrant's Annual Report on Form 10-K, file number 001-12985, for the year ended December 31, 1996.

     4. Indenture dated as of May 13, 1998 by and between the Registrant, certain subsidiaries of the Registrant and Norwest Bank Minnesota, National Association, as trustee for the 9% Senior Subordinated Notes, incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-56653, effective August 21, 1998).
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RENTAL SERVICE CORPORATION


Dated:  November 2, 1998              By /s/ Robert M. Wilson
                                         ---------------------------
                                       Robert M. Wilson
                                       Chief Financial Officer

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